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                                                                    Exhibit 23.7




The Board of Directors
New American HealthCare Corp.:

We consent to the use of our report incorporated herein by reference on Memorial Hospital of Adel and to the reference to our firm under the heading "Interest of Named Experts and Counsel" in the prospectus.

Nashville, Tennessee
March 3, 1999